Exhibit 10.8
Current U.S. Employee Single Tier RSU Grant
NERDWALLET, INC.
RESTRICTED STOCK UNIT GRANT NOTICE
(2012 EQUITY INCENTIVE PLAN)
NerdWallet, Inc. (the “Company”), pursuant to its 2012 Equity Incentive Plan (the “Plan”), hereby awards to Participant named below a Restricted Stock Unit Award for the number of Shares (“Restricted Stock Units”) set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this Restricted Stock Unit Grant Notice (this “Grant Notice”), and in the Plan and the Restricted Stock Unit Award Agreement (the “Award Agreement”), both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein shall have the meanings set forth in the Plan or the Award Agreement. In the event of any conflict between the terms in this Restricted Stock Unit Grant Notice or the Award Agreement and the Plan, the terms of the Plan shall control.

Participant:	«Name»
Date of Grant:	«Grant_Date»
Date of Grant:	«Vest_Date»
Number of Restricted Stock Units:	«Shares»
Expiration Date:	The earlier to occur of: (a) the date on which settlement of all vested RSUs granted hereunder occurs and (b) the tenth anniversary of the Date of Grant.
Vesting Schedule:
[FOR NEW HIRES: The Restricted Stock Units will be completely vested once a Participant has been a Service Provider on 17 consecutive Quarterly Installment Dates (approximately four years). A number of Shares shall vest on each Quarterly Installment Date as follows, subject to Participant being a Service Provider through such date:
    1st through 4th Quarterly Installment Date: No Vesting.
    5th Quarterly Installment Date: A number of Shares subject to the Award shall vest equal to the product of (i) the number of Restricted Stock Units granted, multiplied by (ii) a fraction, (x) the numerator of which shall be the number of days that have elapsed since, and including, the Vesting Commencement Date and (y) the denominator of which shall be one thousand four hundred sixty (1,460), rounded down to the nearest whole Share.
    6th through 16th Quarterly Installment Date: 1/16th of the number of Restricted Stock Units granted shall vest, rounded down to the nearest whole Share.
    17th Quarterly Installment Date: All then unvested Restricted Stock Units shall vest.]
[FOR EXISTING NERDS: 1/16th of the Shares subject to the Award shall vest on each of the Quarterly Installment Dates following the Vesting Commencement Date (in each case rounded down to the nearest whole Share, except for the last vesting date), subject to Participant being a Service Provider through each such vesting date.]
“Quarterly Installment Date” means March 1, June 1, September 1, and December 1 of each year, provided, that if such date is not a business day, the Quarterly Installment Date shall be the first business day after such date.
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Issuance Schedule:
Subject to any adjustment as provided for in Section 3 of the Award Agreement, one Share will be issued for each Restricted Stock Unit that vests at the time set forth in Section 5 of the Award Agreement.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Award Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Grant Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of the Common Stock pursuant to the Award specified above and supersede all prior oral and written agreements on the terms of this Award, with the exception, if applicable, of (i) restricted stock unit awards or options previously granted and delivered to Participant, (ii) the written employment agreement, offer letter or other written agreement entered into between the Company and Participant specifying the terms that should govern this specific Award, and (iii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law. Participant acknowledges that there may be tax consequences as a result of the Restricted Stock Units (including upon grant or settlement of the Restricted Stock Units or disposition of the Shares) and that Participant should consult a tax adviser generally about the taxation of the Restricted Stock Units. Participant agrees and acknowledges that the Vesting Schedule may change prospectively in the event that Participant’s service status changes (for example, between full and part-time status).
By accepting this Award, Participant acknowledges having received and read the Grant Notice, the Award Agreement and the Plan and agrees to all of the terms and conditions set forth in these documents. Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

NERDWALLET, INC.	PARTICIPANT

By:
Signature	Signature
Title:	Date:

Date:

ATTACHMENTS:	Award Agreement and 2012 Equity Incentive Plan
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ATTACHMENT I
NERDWALLET, INC.
2012 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) and this Restricted Stock Unit Award Agreement (the “Agreement”), NerdWallet, Inc. (the “Company”) has awarded you (“Participant”) a Restricted Stock Unit Award (the “Award”) pursuant to the Company’s 2012 Equity Incentive Plan (the “Plan”) for the number of Restricted Stock Units/Shares indicated in the Grant Notice. Capitalized terms not explicitly defined in this Agreement or the Grant Notice shall have the same meanings given to them in the Plan. The terms of Participant’s Award, in addition to those set forth in the Grant Notice, are as follows.
1.    GRANT OF THE AWARD. This Award represents the right to be issued on a future date one (1) Share for each Restricted Stock Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 below) as indicated in the Grant Notice. This Award was granted in consideration of Participant’s services to the Company.
2.    VESTING. Subject to the limitations contained herein, Participant’s Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice. Vesting will cease upon Participant no longer continuously being a Service Provider. Any then unvested Restricted Stock Units will be automatically forfeited by Participant without consideration and at no cost to the Company, and Participant will have no further right, title or interest in or to such Award or the Shares subject to the Award.
3.    NUMBER OF SHARES. The number of Restricted Stock Units subject to Participant’s Award may be adjusted from time to time for capital adjustments, as provided in Section 13(a) of the Plan. Any additional Restricted Stock Units, Shares, cash or other property that becomes subject to the Award pursuant to this Section 3, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units and Shares covered by Participant’s Award. Notwithstanding the provisions of this Section 3, no fractional Shares or rights for fractional Shares shall be created pursuant to this Section 3. Any fraction of a Share will be rounded down to the nearest whole Share.
4.    COMPLIANCE WITH LAWS. Participant may not be issued any Shares under Participant’s Award unless the Shares underlying the Restricted Stock Units are either (i) then registered under the Securities Act and/or under any applicable foreign, federal, state and local securities laws, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act and/or under any applicable foreign, federal, state and local securities laws. Participant’s Award must also comply with other applicable laws and regulations governing the Award, and Participant shall not receive Shares if the Company determines that such receipt would not be in compliance with such laws and regulations. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Shares shall relieve the Company of any liability in respect of the failure to issue or sell such Shares. Participant understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission, any state or foreign securities commission or any stock exchange to effect such compliance.

5.    DATE OF ISSUANCE. Each issuance date determined by this Section 5 is referred to as an “Original Issuance Date”.
(a)    Shares Not Publicly Traded. Subject to the satisfaction of the Withholding Obligation set forth in Section 7 of this Agreement, in the event one or more Restricted Stock Units vests during any period in which the Company’s Common Stock is not publicly traded, as determined by the Administrator in its sole discretion, the Company shall issue to Participant one (1) Share for each Restricted Stock Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 above, and subject to any different provisions in the Grant Notice) no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which such Restricted Stock Units vest.
(b)    Shares Publicly Traded. Subject to the satisfaction of the Withholding Obligation set forth in Section 7 of this Agreement, in the event one or more Restricted Stock Units vests during any period in which the Company’s Common Stock is publicly traded, as determined by the Administrator in its sole discretion, the Company shall issue to Participant one (1) Share for each Restricted Stock Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 above, and subject to any different provisions in the Grant Notice). If the Original Issuance Date falls on a date that is not a business day, delivery shall instead occur on the next following business day. In addition, if:
(i)    the Original Issuance Date does not occur (1) during, if applicable, an “open window period” applicable to Participant, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when Participant is otherwise permitted to sell Shares on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company's policies (a “10b5-1 Arrangement”)), and
(ii)    either (1) a Withholding Obligation does not apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the Withholding Obligation by withholding Shares from the Shares otherwise due, on the Original Issuance Date, to Participant under this Award, and (B) not to permit Participant to enter into a “same day sale” commitment with a broker-dealer pursuant to Section 7 of this Agreement (including but not limited to a commitment under a 10b5-1 Arrangement) and (C) not permit Participant to pay Participant’s Withholding Obligation in cash, then the Shares that would otherwise be issued to Participant on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when Participant is not prohibited from selling Shares in the open public market, but in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of Participant’s taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the Restricted Stock Units are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).
(c)    The form of delivery (e.g., a stock certificate or electronic entry evidencing such Shares) shall be determined by the Company.
6.    DIVIDENDS. Participant shall receive no benefit or adjustment to Participant’s Award with respect to any cash dividend, stock dividend or other distribution that does not result from an adjustment as provided for in Section 13(a) of the Plan; provided, however, that this sentence will not apply with respect to any Shares that are delivered to Participant in connection with Participant’s Award after such Shares have been delivered to Participant.
7.    WITHHOLDING OBLIGATION.
(a)    On each vesting date, and on or before the time Participant receives a distribution of the Shares or other consideration in respect of Participant’s Restricted Stock Units, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, Participant hereby authorizes any required withholding from the Shares issuable to Participant and/or otherwise agrees to make adequate provision, including in cash, for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with Participant’s Award (the “Withholding Obligation”).
(b)    By accepting this Award, Participant acknowledges and agrees that the Company or any Affiliate may, in its sole discretion, satisfy all or any portion of the Withholding Obligation relating to Participant’s Restricted Stock Units by any of the following means or by a combination of such means pursuant to a written policy adopted by the Administrator, as may be terminated and/or amended from time to time by the Administrator in its sole discretion (the “Withholding Policy”): (i) causing Participant to pay any portion of the Withholding Obligation in cash (the “Cash Withholding Method”); (ii) withholding from any compensation otherwise payable to Participant by the Company (the “Pay Withholding Method”); (iii) withholding Shares from the Shares issued or otherwise issuable to Participant in connection with the Award with a Fair Market Value (measured as of the date the Restricted Stock Unit vests or the Shares are issued pursuant to Section 5, as applicable) equal to the amount of such Withholding Obligation (the “Share Withholding Method”); provided, however, that the number of such Shares so withheld will not exceed the amount necessary to satisfy the Withholding Obligation using up to (but not in excess of) the maximum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income; and provided, further, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Administrator; and/or (iv) during any period in which the Company’s Common Stock is publicly traded, as determined by the Administrator in its sole discretion, permitting or requiring Participant to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”), pursuant to this authorization and without further consent, whereby Participant irrevocably elects to sell a portion of the Shares to be delivered in connection with Participant’s Restricted Stock Units to satisfy the Withholding Obligation and whereby the FINRA Dealer irrevocably commits to forwarding the proceeds necessary to satisfy the Withholding Obligation directly to the Company and/or its affiliates. Unless the Withholding Obligation is satisfied, the Company shall have no obligation to deliver to Participant any Shares or any other consideration pursuant to this Award.
(c)    IN THE EVENT PARTICIPANT FAILS TO SATISFY THE WITHHOLDING METHOD FOR ANY GIVEN INDIVIDUAL VESTING INSTALLMENT IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT (INCLUDING ANY WITHHOLDING POLICY AS IN EFFECT FROM TIME TO TIME), THEN (I) ANY SHARES OR OTHER CONSIDERATION THAT WOULD OTHERWISE HAVE BEEN DISTRIBUTED TO PARTICIPANT IN RESPECT OF SUCH INDIVIDUAL VESTING INSTALLMENT SHALL BE AUTOMATICALLY FORFEITED TO THE COMPANY AT NO COST TO THE COMPANY, AND (II) PARTICIPANT WILL HAVE NO FURTHER RIGHT, TITLE OR INTEREST IN OR TO THE RESTRICTED STOCK UNITS APPLICABLE TO SUCH INDIVIDUAL VESTING INSTALLMENT OR THE SHARES OR OTHER CONSIDERATION ATTRIBUTABLE TO

SUCH RESTRICTED STOCK UNITS SUBJECT TO SUCH INDIVIDUAL VESTING INSTALLMENT.
(d)    In the event the Withholding Obligation arises prior to the delivery to Participant of Common Stock or it is determined after the delivery of Common Stock to Participant that the amount of the Withholding Obligation was greater than the amount withheld by the Company, Participant agrees to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.
8.    TAX CONSEQUENCES. The Company has no duty or obligation to minimize the tax consequences to Participant of this Award and shall not be liable to Participant for any adverse tax consequences to Participant arising in connection with this Award. Participant is hereby advised to consult with Participant’s own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, Participant has agreed that Participant has done so or knowingly and voluntarily declined to do so. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.
9.    TRANSFER RESTRICTIONS: COMPANY’S RIGHT OF FIRST REFUSAL.
(a)    Transfer Restrictions on Restricted Stock Units. Prior to the time that Shares have been delivered to Participant, Participant may not transfer, pledge, sell or otherwise dispose of this Award or the Shares issuable in respect of Participant’s Award, except as expressly provided in this Section 9(a). For example, Participant may not use Shares that may be issued in respect of Participant’s Restricted Stock Units as security for a loan. The restrictions on transfer of the Restricted Stock Units set forth herein will lapse upon delivery to Participant of Shares in respect of Participant’s vested Restricted Stock Units.
(i)    Death. Participant’s Award is transferable by will and by the laws of descent and distribution. At Participant’s death, vesting of Participant’s Award will cease and Participant’s executor or administrator of Participant’s estate shall be entitled to receive, on behalf of Participant’s estate, any Shares or other consideration that vested but was not issued before Participant’s death.
(ii)    Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that Participant and the designated transferee enter into transfer and other agreements required by the Company, Participant may transfer Participant’s right to receive the distribution of Shares or other consideration hereunder, pursuant to a domestic relations order, marital settlement agreement or other divorce or separation instrument as permitted by applicable law that contains the information required by the Company to effectuate the transfer. Participant is encouraged to discuss the proposed terms of any division of this Award with the Company’s General Counsel prior to finalizing the domestic relations order or marital settlement agreement to verify that Participant may make such transfer, and if so, to help ensure the required information is contained within the domestic relations order or marital settlement agreement.
(b)    Transfer Restrictions on Shares.
(i)    Restriction on Transfer. Participant shall not transfer, assign, grant a lien or security interest in, pledge, hypothecate, encumber or otherwise dispose of the Shares or any interest in the Shares issued pursuant to this Agreement (including, without limitation, a transfer by gift or operation of law) except in compliance with the provisions of the Plan, this Agreement, the Company’s Bylaws, the Company’s then current Insider Trading Policy, and applicable securities and other laws.
(ii)    Transfer of Shares. Participant or any transferee of the Shares (each, a “Holder”) seeking to transfer of some or all of its Shares shall give written notice thereof to the Secretary of the Company that shall include: (i) the name of the Holder; (ii) the proposed transferee; (iii) the number of Shares of the transfer of which approval is thereby requested; (iv) the purchase price (if any) of the shares proposed for transfer; (v) written assurances, in form and substance satisfactory to counsel for the Company, that (a) the proposed disposition does not require registration of the Shares under the Securities Act or under any applicable foreign, federal, state and local securities or other laws or (b) all appropriate actions necessary for compliance with the registration requirements of the Securities Act or of any exemption from registration available under the Securities Act (including Rule 144) or applicable foreign, federal, state and local securities and other laws have been taken; and (vi) written assurances, in form and substance satisfactory to the Company, that the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Shares pursuant to the provisions of the regulations promulgated under Section 25102(o), Rule 701 or under any other applicable securities or other laws or adversely affect the Company’s ability to rely on the exemption(s) from registration under the Securities Act or under any other applicable securities or other laws for the grant of the Restricted Stock Units, the issuance of Shares upon settlement thereof or any other issuance of securities under the Plan.  The Company may require the Holder to supplement its notice with such additional information as the Company may request.
(iii)    Transferee Obligations. Each person (other than the Company) to whom the Shares or any interest therein are transferred by means of one of the permitted transfers specified in this Agreement must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and that the transferred Shares are subject to (i) the Company’s Bylaws, (ii) the Company’s Right of First Refusal granted hereunder, (iii) the market stand-off provisions of Section 11 of this Agreement and (iv) the other restrictions on transferability contained herein and in the Plan, to the same extent such Shares would be so subject if retained by Participant.
(iv)    Purported Transfers. Any purported transfer of any Shares of the Company’s stock effected in violation of this Section 9(b) or otherwise in the Plan or this Agreement shall be null and void and shall have no force or effect and the Company shall not register any such purported transfer.
(c)    Company’s Right of First Refusal. Before any Shares issued pursuant to this Award may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 9(c) (the “Right of First Refusal”).
(i)    Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).
(ii)    Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (iii) below.
(iii)    Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section 9(c) shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board in good faith.
(iv)    Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.
(v)    Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 9(c), then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within one hundred and twenty (120) days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section 9(c) shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.
(vi)    Exception for Certain Family Transfers. Anything to the contrary contained in this Section 9(c) notwithstanding, the transfer of any or all of the Shares during the Participant’s lifetime or on the Participant’s death by will or intestacy to the Participant’s immediate family or a trust for the benefit of the Participant’s immediate family shall be exempt from the provisions of this Section 9(c). “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section 9(c), and there shall be no further transfer of such Shares except in accordance with the terms of this Section 9(c).
(vii)    Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares upon the earlier of (i) the first sale of Common Stock of the Company to the general public, or (ii) a Change in Control in which the successor corporation has equity securities that are publicly traded.
10.    RESTRICTIVE LEGENDS.
(a)    Legends. Participant understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED

UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A PERIOD OF TIME FOLLOWING THE EFFECTIVE DATE OF THE UNDERWRITTEN PUBLIC OFFERING OF THE COMPANY’S SECURITIES SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER PRIOR TO THE EXPIRATION OF SUCH PERIOD WITHOUT THE CONSENT OF THE COMPANY OR THE MANAGING UNDERWRITER.
(b)    Stop-Transfer Notices. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
(c)    Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.
(d)    Company Voting Agreement. Participant agrees that if Participant becomes a party to (A) the Company’s Voting Agreement dated as of January 30, 2015, among the Company and certain stockholders of the Company, as such may be amended and/or restated from time to time, and/or (B) any other voting agreement that is a successor to or replacement of such agreement (collectively, the “Company Voting Agreement”), then Participant agrees that the stock certificate(s) evidencing the Shares shall, in addition, bear any legends required under the Company Voting Agreement.
11.    MARKET STAND-OFF.
(a)    Participant hereby agrees that Participant shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares (or other securities) of the Company held by Participant (other than those included in the registration) for a period specified by the representative of the underwriters of Shares (or other securities) of the Company not to exceed one hundred and eighty (180) days following the effective date of any registration statement of the

Company filed under the Securities Act (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2241, or any successor provisions or amendments thereto).
(b)    Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Shares (or other securities) of the Company, Participant shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 11 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the Shares (or other securities) subject to the foregoing restriction until the end of said one hundred and eighty (180) day (or other) period. Participant agrees that any transferee of the RSUs or Shares (or other securities) acquired pursuant to this Award shall be bound by this Section 11.
12.    EXECUTION OF DOCUMENTS. Participant hereby acknowledges and agrees that the manner selected by the Company by which Participant indicates Participant’s consent to Participant’s Grant Notice is also deemed to be Participant’s execution and acceptance of Participant’s Grant Notice and of this Agreement. Participant further agrees that such manner of indicating consent may be relied upon as Participant’s signature for establishing Participant’s execution of any documents to be executed in the future in connection with Participant’s Award. In addition, if the Company so requests, Participant hereby agrees to enter into and execute the then-current Company Voting Agreement concurrently with the delivery of Shares pursuant to this Agreement or at any other time Participant is requested to do so by the Company. Participant acknowledges that by entering into the Company Voting Agreement, Participant will be subjected to voting and other obligations and covenants regarding all Company shares Participant owns, and all other provisions of the Company Voting Agreement.
13.    NO GUARANTEE OF CONTINUED SERVICE. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE SET FORTH IN THE GRANT NOTICE IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES OR OTHER CONSIDERATION HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH IN THE GRANT NOTICE DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.
14.    UNSECURED OBLIGATION. Participant’s Award is unfunded, and as a holder of a vested Award, Participant shall be considered an unsecured creditor of the Company with respect to the

Company’s obligation, if any, to issue Shares or other property pursuant to this Agreement. Participant shall not have voting or any other rights as a stockholder of the Company with respect to the Shares to be issued pursuant to this Agreement until such Shares are issued to Participant pursuant to Section 5 of this Agreement. Upon such issuance, Participant will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between Participant and the Company or any other person.
15.    NOTICES. Any notice or request required or permitted hereunder shall be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to Participant, five (5) days after deposit in the United States mail, postage prepaid, addressed to Participant at the last address Participant provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request Participant’s consent to participate in the Plan by electronic means. By accepting this Award, Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
16.    HEADINGS. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.
17.    MISCELLANEOUS.
(a)    The rights and obligations of the Company under Participant’s Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns.
(b)    Participant agrees upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of Participant’s Award.
(c)    Participant acknowledges and agrees that Participant has reviewed Participant’s Award in its entirety, has had an opportunity to obtain the advice of counsel prior to executing and accepting Participant’s Award and fully understands all provisions of Participant’s Award.
(d)    This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(e)    All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
18.    GOVERNING PLAN DOCUMENT. Participant’s Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of Participant’s Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Participant’s Award (and any compensation paid or Shares issued under Participant’s Award) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntarily terminate employment upon a resignation for “good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.
19.    EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Affiliate.
20.    SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
21.    AMENDMENT. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by Participant and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Administrator by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to Participant, and provided that, except as otherwise expressly provided in the Plan, no such amendment materially adversely affecting Participant’s rights hereunder may be made without Participant’s written consent. Without limiting the foregoing, the Administrator reserves the right to change, by written notice to Participant, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the Award as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.
22.    WAIVER. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other participant.
23.    COMPLIANCE WITH SECTION 409A OF THE CODE. This Award is intended to be exempt from the application of Section 409A of the Code, including but not limited to by reason of complying with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4) and any ambiguities herein shall be interpreted accordingly. Notwithstanding the foregoing, if it is determined that the Award fails to satisfy the requirements of the short-term deferral rule and is otherwise not exempt from, and determined to be deferred compensation subject to Section 409A of the Code, this Award shall comply with Section 409A to the extent necessary to avoid adverse personal tax consequences and any ambiguities herein shall be interpreted accordingly. If it is determined that the Award is deferred compensation subject to Section 409A and Participant is a “Specified Employee” (within the meaning set forth in Section 409A(a)(2)(B)(i) of the Code) as of the date of Participant’s “separation from service” (as defined in Section 409A), then the issuance of any Shares that would otherwise be made upon the date of Participant’s separation from service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six (6) months and one day after the date of the separation from service (or Participant’s earlier death), with the balance of the Shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the

Shares is necessary to avoid the imposition of adverse taxation on Participant in respect of the Shares under Section 409A of the Code. Each installment of Shares that vests is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).
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ATTACHMENT II
2012 EQUITY INCENTIVE PLAN
II - 1